                                                                   Exhibit 10.32
                                                                   -------------

                            FIFTH AMENDMENT TO LEASE

                                       AND

                                ADDENDUM TO LEASE

THIS FIFTH AMENDMENT TO LEASE and ADDENDUM TO LEASE is made this 27th day of December, 2000, by and between COMMERCE CORNERS ASSOCIATES ("Landlord") and GLIATECH R & D, INC., an Ohio Corporation, ("Tenant"), to the certain Lease Agreements dated July 17, 1991 and July 22, 1992; and to a certain First Amendment to Lease Agreement dated October 1, 1993; and to a certain Second Agreement to Lease and Addendum to Lease dated February 15, 1996; and to a certain Third Amendment to Lease and Addendum to Lease dated June 1, 1996; and to a certain Fourth Amendment to Lease and Addendum to Lease dated June 25, 1997 (Collectively the "Lease"). The parties hereto agree as follows:

     1.   SECTION TWO - DEFINITIONS.

          3. "Premises" shall mean the entire Building ("Exhibit A") commonly known as Commerce Corner Industrial Townhouses, located at 23400
               - 23440 Commerce Park Road, Commerce Park, Beachwood, Ohio that consists of approximately 53,250 square feet.

          9. "Base Year" is no longer applicable and any references to this term in the Lease are hereby deleted.

          10. "Comparison Year" is no longer applicable and any references to this term in the Lease are hereby deleted.

          11. "Tenant's Share" shall mean the percentage that the total area of the Premises is of the total area of the Building, which percentage is agreed upon as being 100%.

          12. "Operating Expenses" shall mean those expenses incurred during each year of the Term in respect of the operation of the Building, more specifically described in subparagraphs 12(a) and
               (b).

     2. SECTION THREE - PREMISES. The Premises, as defined above, shall consist of the entire Building.

     3. SECTION FOUR - IMPROVEMENTS. Landlord shall have no duty or obligation to make any improvements or alterations to the Premises, it being understood that Tenant has had occupancy of the entire Premises.

     4.   SECTION FIVE - TERM. The Term of this Lease is for a period of three
          (3) years commencing on the first (1st) day of January, 2002 ("Commencement Date"), and ending on the thirty-first (31st) of December, 2004 ("Expiration Date"), unless sooner terminated as hereinafter provided. Tenant shall surrender the Premises to Landlord immediately upon the expiration or early termination of this Lease.

          Tenant (but no one other than Tenant or a permitted assignee) shall have the option to renew this Lease for one (1) additional period of two (2) years ("Renewal Period") provided that (a) this Lease shall not have been sooner terminated pursuant to the terms hereof, (b) Tenant is not in default of any of its obligations under this Lease, and (c) Tenant shall exercise such option by giving written notice thereof to Landlord at least one (1) year prior to the Expiration Date of this Lease, i.e., no later than December 31, 2003.

          During the Renewal Period, the rights and obligations of Landlord and Tenant shall be governed by the same terms, covenants and conditions set forth in the original Leases, as amended, except that (a) no further option to renew shall apply, and (b) the Annual Base Rent payable by Tenant during the Renewal Period shall be equal to the Annual Base Rent in effect for the Premises as of the Expiration Date increased by the percentage increase in the Consumer Price Index for all Urban Consumers ("CPI-U"), U.S. City Average, which increase shall be measured from the Commencement Date hereof.

     5. SECTION SIX - RENTAL. Tenant agrees to pay to Landlord without demand, an Annual Base Rent for the Premises in the amount of Five Hundred Twenty-three Thousand Seven Hundred Ninety-seven and 96/100 Dollars ($523,797.96) per year throughout the Term hereof in equal consecutive monthly installments of Forty-three Thousand Six Hundred Forty-nine and 83/100 Dollars ($43,649.83) each, payable in advance, without deduction or set-off on the first day of each and every month of the Term of this Lease beginning January 1, 2002. Tenant shall pay such rental at the offices of Landlord, or such other place as Landlord may designate, in writing, from time to time. The amount of such rent to be paid by Tenant is subject to adjustment from time to time, as set forth hereinbelow.

          The rent reserved and all other charges hereunder not paid by Tenant when due shall bear interest at the rate of 18% per annum. Further, Tenant agrees that in the event Tenant does not pay its rental on or before the 5th day of any calendar month, Landlord shall have the right to charge Tenant a late payment penalty charge of five percent (5%) of the Base Rent then due and owing.

          The Annual Base Rent shall be adjusted for each year during the Term hereof by Tenant's Share of the amount of the Operating Expenses for said year, but shall not in any event be less than the amount of the Annual Base Rent stipulated hereinabove. The Adjusted Annual Rent for any year during the Term shall serve as the basis for an estimate of the Adjusted Annual Rent to become due for the next succeeding year until the computation for said succeeding year is made. The Adjusted Annual Rent for the last year shall be paid by Tenant in a lump-sum within 30 days after presentation by Landlord to Tenant of a statement of said adjustment.

          Landlord shall keep and make available to Tenant for a period of 30 days after statements for rental payments are rendered to Tenant, records, in reasonable detail, of Operating Expenses for the period covered by such statement or statements and shall permit Tenant and representatives of Tenant to examine and audit such statements at any reasonable time during business hours. If Tenant shall dispute any item or items included by Landlord in determining Operating Expenses for any given year, and such dispute is not amicably settled between Landlord and Tenant within 30 days after any statement for Adjusted Annual Rent has been rendered or after the date for settling the rent payable for such year, either party may notify the other, during the ten days next following the expiration pf said 30 day period, of its election to arbitrate said dispute, and then may submit said dispute for arbitration in accordance with the provisions of Section 35 of the original Leases.

     6. SECTION NINE - USE OF COMMON AREAS AND SERVICE CORRIDOR AREA. By this Amendment, the Service Corridor area is incorporated in the Premises.

     7. SECTION TEN - TAXES AND ASSESSMENTS. Landlord shall pay all real estate taxes and assessments on the Building, subject to reimbursement by Tenant to the extent that such taxes or assessments are properly charged to Tenant as an Operating Expense; provided, however, that Landlord shall retain the right, in good faith, and by proper legal action, to contest any tax or encumbrance, or the validity thereof and take any and all action relevant thereto, so long as such contest operates to prevent collection, and it is maintained and prosecuted with due diligence, and it shall not have been terminated or discontinued adversely to Landlord.

     8. SECTION TWELVE - SERVICE CORRIDOR MAINTENANCE EXPENSES. All Service Corridor Maintenance Expenses shall be allocated to Tenant and shall be included in the Common Area Maintenance Expenses.

     9.   SECTION THIRTEEN - INSURANCE - LANDLORD. The first paragraph of
          Section 13 is amended to read as follows: "Landlord shall procure and maintain, during the term of this Lease, fire and extended coverage insurance and liability insurance (excluding contents coverage and public liability insurance which shall be carried by Tenant) covering the Building, subject to reimbursement by Tenant to the extent that the insurance premiums are properly charged to Tenant as an Operating Expense, as described in Section 6 of the Lease."

     10. SECTION TWENTY-NINE - HOLDOVER. If Tenant holds possession of the Premises after the expiration or early termination of this Lease, Tenant shall become a Tenant At Will on the same terms herein specified, except that the Adjusted Annual Rent shall be at one hundred fifty percent (150%) of the adjusted monthly rate in effect as of the Expiration Date or as of the effective date of termination, as the case may be. Tenant shall continue to be a Tenant At Will until the tenancy shall be terminated by Landlord, or until Tenant shall give to Landlord a written notice of its intention to terminate the tenancy at least one month prior to the date of termination of the tenancy.

     11. SECTION THIRTY-ONE - BROKERS. Except for Chartwell Group whose commission will be paid by Landlord, the parties represent and warrant to each other that no other broker negotiated or was instrumental in negotiating this Fifth Amendment and Addendum to Lease, and the parties shall indemnify and hold harmless the other for any claims by any broker for the payment of a commission or fee in connection with this transaction.

     12. SECTION THIRTY-EIGHT - NOTICES. Notices to Landlord shall be addressed as follows:

                           COMMERCE CORNERS ASSOCIATES
                           THREE COMMERCE PARK SQUARE
                         23230 CHAGRIN BLVD., SUITE 200
                              BEACHWOOD, OHIO 44122

     13. SECTION FORTY-SIX - OPTION TO TERMINATE. Provided Tenant is not in default under this Lease, Tenant shall have the option to terminate this Lease effective as of the end of the second year of the Term hereof (i.e., effective December 31, 2003), provided Tenant gives Landlord written notice of its intent to so terminate at least one (1) year prior to the effective date of termination and further provided that Tenant delivers concurrently with such notice a termination fee equal to the sum of (a) the unamortized broker's commission (amortized up to the effective date of termination based on a 3-year amoritization period using an interest rate of ten percent (10%) per annum) plus (b) two (2) months' adjusted Base Rent.

All other terms and conditions of the Original Leases and the First, Second, Third and Fourth Amendments will remain in full force and effect.

IN WITNESS WHEREOF, the parties to this Fifth Amendment to Lease have set their hands to duplicates hereof as of the date and year first above written.

WITNESSED:                                  LANDLORD:
                                            COMMERCE CORNERS ASSOCIATES

/s/ Paula Stubbe                            By: /s/ Herbert R. Chisling
----------------------------                    -----------------------------
/s/ Authorized Signatory                        Herbert R. Chisling, Partner
----------------------------



WITNESSED:                                  TENANT:
                                            GLIATECH R & D, INC.

/s/ Thomas Barnish                          By: /s/ Steven L. Basta
-----------------------------                   ----------------------------
/s/ Harold J. Ehretzen                          Steven L. Basta, President
-----------------------------


STATE OF OHIO              )
                           )       ss:
COUNTY OF CUYAHOGA         )


         BEFORE ME, a Notary Public in and for said County and State, personally appeared COMMERCE CORNERS ASSOCIATES by Herbert R. Chisling, its Partner, who acknowledged that he did sign the foregoing instrument, and that the same is his free act and deed personally and as such officer.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Beachwood, Ohio, this 27th day of December, 2000.


                                  Notary Public /s/ Paula Stubbe
                                                -------------------------
                                  My commission expires: 5/7/01
                                                         ----------------

STATE OF OHIO              )
                           )       ss:
COUNTY OF CUYAHOGA         )


         BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named GLIATECH R & D, INC. by Steven L. Basta, its President, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed personally and as such officer.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Beachwood, Ohio, this 27th day of December, 2000.


                                  Notary Public /s/ J. Denise Smith Crittenden
                                                --------------------------------
                                  My commission expires: 12/22/01
                                                         -----------------------